EXHIBIT 2
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                              DUPLICATE
                                                     NUMBER: A-39567

                             COMPANY ACT

           CANADA
PROVINCE OF BRITISH COLUMBIA


                     CERTIFICATE OF REGISTRATION



                        I Hereby Certify that

                         VESCAN EQUITIES INC.


     has this day been registered as an extraprovincial company under the Company Act



             Issued under my hand at Victoria, British Columbia
                           on September 01, 1994


     [SEAL]

                                     JOHN S. POWELL
                                 Registrar of Companies